UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

PATRIOT GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-32919	86-0947048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Ryland Street, Suite 180
Reno, NV 89502

(Address of principal executive offices)

1-702-456-9565

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.

On October 7, 2025, our board of directors and principal stockholders holding a majority of our outstanding common stock approved a one (1) share for ten (10) shares reverse stock split of our issued and outstanding common stock.

The Reverse Stock Split is subject to the completion of all required regulatory and administrative processes, including the review of the related corporate action by the Financial Industry Regulatory Authority (“FINRA”). The Company has submitted, or expects to submit, the required materials to FINRA in connection with the Reverse Stock Split. The record date, effective date, and the date on which the Company’s common stock will begin trading on a split-adjusted basis have not yet been established. The Company will publicly announce such dates after the FINRA review process has been completed and the applicable dates have been determined.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

The split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder’s proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding of fractional shares. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Stock Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Gold Corp.
(Registrant)

By:	/s/ Trevor Newton
Trevor Newton, President

Date:  July 1, 2026

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